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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                                October 20, 2006

Banc of America Securities LLC
as Placement Agent
9 West 57th Street, 29th Floor
New York, New York 10019

Lazard Capital Markets LLC
as Placement Agent
30 Rockefeller Plaza
New York, NY 10020

Ladies and Gentlemen:

     Lexicon Genetics Incorporated, a Delaware corporation (the "COMPANY"), proposes to issue and sell to certain investors (collectively, the "INVESTORS") up to an aggregate of 10,582,011 shares (the "SHARES") of Common Stock, par value $0.001 per share (the "COMMON STOCK"), of the Company. The Company desires to engage Banc of America Securities LLC ("BAS" or the "LEAD PLACEMENT AGENT") and Lazard Capital Markets LLC ("LCM") as its exclusive lead placement agent and co-placement agent, respectively (the "PLACEMENT AGENTS" and each, a "PLACEMENT AGENT"), in connection with such issuance and sale. The Shares are described in the Prospectus that is referred to below.

     The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "ACT"), with the Securities and Exchange Commission (the "COMMISSION") a registration statement under the Act on Form S-3 (File No. 333-122214) on January 21, 2005 (the "REGISTRATION STATEMENT"). The registration statement has been declared by the Commission to be effective under the Act. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the Basic Prospectus (as defined below), describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and reasonably approved, by the Placement Agents.

     The term "REGISTRATION STATEMENT" as used in this Agreement means the registration statement, at the time it became effective and as supplemented or amended prior to the execution of this Agreement (excluding the prospectus supplement dated as of September 14, 2006), including (i) all financial statements, exhibits and schedules thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. The term "BASIC PROSPECTUS" as used in this Agreement means the basic prospectus dated as of June 13, 2006 that is part of the registration statement for use in connection with the offer and/or sale of the Shares pursuant to this Agreement. The term "PROSPECTUS SUPPLEMENT" as used in this Agreement means the final prospectus supplement dated as of October 20, 2006 specifically relating to the

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Shares and which will be filed with the Commission pursuant to Rule 424(b) under the Act after the date and time that this Agreement is executed and delivered by the parties hereto (the "EXECUTION TIME"). The term "PROSPECTUS" as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date of the Prospectus Supplement, the term "PROSPECTUS" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein as of the date of the Prospectus pursuant to
Item 12 of Form S-3 under the Securities Act (the "INCORPORATED DOCUMENTS") and
(ii) the copy of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or the incorporated documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). Any reference herein to the terms "AMEND," "AMENDMENT" or "SUPPLEMENT" with respect to the Registration Statement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "EXCHANGE ACT") after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, "BUSINESS DAY" shall mean a day on which the Nasdaq Global Market (the "NASDAQ") is open for trading.

     The term "DISCLOSURE PACKAGE" shall mean (i) the Prospectus as of the Execution Time, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Act (each, an "ISSUER FREE WRITING PROSPECTUS"), if any, identified in Exhibit A hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (iv) the information identified in Schedule B hereto.

     The Company hereby confirms its agreement with the Placement Agents as follows:

     Section 1. Agreement to Act as Placement Agents. Upon the basis of the representations and warranties of the Company and subject to the terms and conditions set forth in this Agreement and in the letter agreement dated October 16, 2006 between the Company and the Placement Agents (the "ENGAGEMENT LETTER"), the Company engages the Placement Agents to act as the exclusive placement agents, on a best efforts basis, in connection with the offer and sale by the Company of Shares to the Investors. LCM may utilize the expertise of Lazard Freres & Co. LLC in connection with LCM's placement agent activities. As compensation for services rendered, at the time of purchase (as defined below) the Company shall pay to the Placement Agents, by Federal Funds wire transfer of immediately available funds to an account or accounts designated by the Placement Agents, an amount equal to 6% of the gross proceeds received by the Company in respect of the sale of the Shares, which shall be allocated between the Placement Agents as follows: 70% to BAS and 30% to LCM. The Shares are being sold at a price of $3.78 per share. The Placement Agents may retain other brokers or dealers to act as subagents on its behalf in connection with the offering and sale of the Shares; provided that the Company will only be obligated to pay the Placement Agents for services rendered hereunder.

     This Agreement shall not give rise to any commitment by the Placement Agents or any of its affiliates to underwrite or purchase any of the Shares, and the Placement Agents shall have no


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authority to bind the Company in respect of the sale of any Shares. The sale of the Shares shall be made pursuant to a purchase agreement in the form included as Exhibit B hereto (the "PURCHASE AGREEMENT"). The Placement Agents shall communicate to the Company each reasonable offer or indication of interest received by it to purchase Shares. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part.

     Section 2. Payment and Delivery. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of King & Spalding LLP (or at such other place as shall be agreed upon by the Placement Agents and the Company), at 10:00 A.M., New York City time, on October 25, 2006 (unless another time shall be agreed to by the Placement Agents and the Company). Subject to the terms and conditions hereof, payment of the purchase price for the Shares shall be made to the Company by Federal Funds wire transfer of immediately available funds, against delivery of the Shares, through the facilities of The Depository Trust Company ("DTC"), to such persons, and shall be registered in such name or names and shall be in such denominations, as the Placement Agents may request at least one business day before the time of purchase. The Shares shall be delivered by the Company free from any transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares. Payment of the purchase price for the Shares shall be made at the time of purchase by the Investors directly to the Company. The time at which such payment and delivery are to be made is hereinafter sometimes called the "TIME OF PURCHASE." Electronic transfer of the Shares shall be made at the time of purchase in such names and in such denominations as the Placement Agents shall specify.

     Section 3. Representations and Warranties of the Placement Agents. Each of the Placement Agents represents and warrants to and agrees with the Company that it has not distributed and will not distribute, prior to the time of purchase, any Issuer Free Writing Prospectus as defined in Rule 433 of the Act other than the Issuer Free Writing Prospectuses listed on Exhibit A.

     Section 4. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Placement Agents that:

     (a) the Registration Statement has been declared effective under the Act; the Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued or is in effect, and no proceedings for such purpose have been instituted or are pending or, to the Company's knowledge, are contemplated or threatened by the Commission; the Company is eligible to use Form S-3. The Registration Statement complied when it became effective, complies and will comply, at the time of purchase, the Basic Prospectus, the Prospectus Supplement and the Prospectus complied as of their respective dates, comply and will comply at the time of purchase, and the offering of the Shares complies and will comply at the time of purchase in all material respects with the requirements of the Act (including Rule 415 under the Act); any statutes, regulations, legal or governmental proceedings,


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business relationships or related-party transactions, direct or contingent material liabilities or obligations (including any off-balance sheet obligations), contracts or other documents that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 have been satisfied; and the Registration Statement did not at the time of effectiveness, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus, the Prospectus Supplement and the Prospectus did not as of their respective dates, do not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the documents incorporated by reference in the Basic Prospectus, the Prospectus Supplement, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus based upon information relating to the Placement Agents furnished to the Company in writing by the Placement Agents expressly for use therein;

     (b) the Disclosure Package does not and at the time of purchase, as defined herein, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Disclosure Package based upon information relating to the Placement Agents furnished to the Company in writing by the Placement Agents expressly for use therein;

     (c) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the time of purchase, as defined herein, did not, does not and will not contain any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Placement Agents and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict;

     (d) as of the Execution Time (with such date being used as the determination date for purposes of this clause), the Company is not an Ineligible Issuer (as defined in Rule 405 of the Act);

     (e) the Company has not distributed and will not distribute, prior to the time of purchase, any offering material in connection with the offering and sale of the Shares other than


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the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Placement Agents (which consent shall not be unreasonably withheld) or listed in Exhibit A hereto or the Registration Statement;

     (f) the statements included or incorporated by reference into the Disclosure Package and the Prospectus under the headings "ALLIANCES, COLLABORATIONS AND LICENSES", "PATENTS AND PROPRIETARY RIGHTS", "GOVERNMENTAL REGULATION" and "RISK FACTORS--RISKS RELATED TO OUR INDUSTRY" (other than the statements under the headings "--THE UNCERTAINTY OF PHARMACEUTICAL PRICING AND REIMBURSEMENT MAY DECREASE THE COMMERCIAL POTENTIAL OF ANY PRODUCTS THAT WE OR OUR COLLABORATORS MAY DEVELOP AND AFFECT OUR ABILITY TO RAISE CAPITAL", "--WE MAY BE SUED FOR PRODUCT LIABILITY" and "--PUBLIC PERCEPTION OF ETHICAL AND SOCIAL ISSUES MAY LIMIT OR DISCOURAGE THE USE OF OUR TECHNOLOGIES, WHICH COULD REDUCE OUR REVENUES"), insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

     (g) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth or incorporated by reference in each of the Disclosure Package and the Prospectus and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in each of the Disclosure Package and the Prospectus (subject, in each case, to the issuance of shares of Common Stock on September 15, 2006 pursuant to the Common Stock Purchase Agreement between the Company and Azimuth Opportunity Ltd. ("AZIMUTH") dated June 12, 2006 (the "AZIMUTH EQUITY AGREEMENT"), the issuance of shares of Common Stock upon conversion of existing convertible securities, the exercise of existing stock options and warrants disclosed as outstanding in each of the Disclosure Package and the Prospectus and the grant of options under existing stock option plans described in each of the Disclosure Package and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

     (h) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described or incorporated by reference in each of the Disclosure Package and the Prospectus, and to execute, deliver and perform its obligations under this Agreement and under the Purchase Agreement;

     (i) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, properties, prospects or operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "MATERIAL ADVERSE EFFECT");


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     (j) the Company has no subsidiaries (as defined in the Act) other than as listed in Schedule A annexed hereto (collectively, the "SUBSIDIARIES"); the Company has no Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) other than the Significant Subsidiaries indicated on Schedule A (each, a "SIGNIFICANT SUBSIDIARY"); the Company owns all of the issued and outstanding capital stock or other equity interests of each of the Subsidiaries other than as listed in Schedule A annexed hereto; complete and correct copies of the certificate of incorporation and the bylaws, of the Company and all amendments thereto have been made available to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase; each Subsidiary has been duly incorporated or formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing, if applicable, under the laws of the jurisdiction of its incorporation or formation, with the requisite power and authority to own, lease and operate its properties and to conduct its business as described in each of the Disclosure Package and the Prospectus; each Significant Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing, if applicable, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or ownership interests of each of the Significant Subsidiaries owned by the Company or any Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or such Subsidiary subject to no security interest, other encumbrance or adverse claims other than as listed in Schedule A annexed hereto or disclosed in each of the Disclosure Package and the Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Significant Subsidiaries are outstanding other than as listed in Schedule A annexed hereto;

     (k) the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be sold to the Investors in violation of statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights;

     (l) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in each of the Disclosure Package and the Prospectus;

     (m) this Agreement has been duly authorized, executed and delivered by the Company;

     (n) neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) ("DEFAULT") under its charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound (including, without limitation, the Azimuth Equity Agreement, the Loan and Security Agreement, dated April 21, 2004, between Lex-Gen Woodlands, L.P. and iStar Financial Inc. and the Note Agreement, dated December 17, 2002 and amended November 30, 2005, between the Company


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and Genentech, Inc.), or to which any of the property or assets of the Company or any of its subsidiaries is subject, in each case only to the extent material to the Company and its subsidiaries, taken as a whole (each, an "EXISTING INSTRUMENT") or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except with respect to clauses (ii) and (iii) only, for such conflicts, breaches, Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect;

     (o) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or of or with the Nasdaq, or approval of the stockholders of the Company, is required in connection with the sale by the Company of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration under the Act of the offer and sale of the Shares, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered under the terms of this Agreement or under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD");

     (p) except as set forth in the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any warrants, options, preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other securities of the Company, and (iii) except as provided herein, no person has the right to act as an underwriter, placement agent or financial advisor to the Company or is entitled to receive from the Company any brokerage or finder's fee or other fee or commission in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise and except, in each case, for such rights as have been duly and validly satisfied or waived; except as disclosed in each of the Disclosure Package and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated by this Agreement, whether as a result of the filing or


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effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise other than such rights as have been duly and validly satisfied or waived;

     (q) each of the Company and the Significant Subsidiaries has all material licenses, authorizations, consents and approvals and has made all material filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all material authorizations, consents and approvals from other persons, necessary in order to conduct its respective business as described in each of the Disclosure Package and the Prospectus, except for such licenses, authorizations, consents, approvals and filings, the failure of which to have, maintain or make would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Significant Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Significant Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

     (r) except as disclosed in each of the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened to which the Company or any of the Significant Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby;

     (s) no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect;

     (t) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the Exchange Act and the applicable published rules and regulations thereunder;

     (u) the financial statements included or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except (i) as may be otherwise specified in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements; the other financial data of the Company set forth in the Registration Statement, the Disclosure Package and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; the financial data set forth in the Prospectus under the captions "SELECTED FINANCIAL DATA" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The Company's ratio of earnings to fixed charges set forth in the Prospectus under the caption "RATIO OF EARNINGS TO FIXED CHARGES" and in Exhibit 12.1 to the Registration Statement has been calculated in compliance with Item 503(d) of Regulation S-K under the Act;

     (v) subsequent to the respective dates as of which information is given or incorporated by reference in the Disclosure Package, there has not been (i) any material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, properties or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Significant Subsidiaries, considered as one entity (a "MATERIAL ADVERSE CHANGE", (ii) any transaction which is material to the Company and the Significant Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Significant Subsidiaries, which is material to the Company and the Significant Subsidiaries taken as a whole, (iv) any change in the capital stock of the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

     (w) the Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). The Company is not, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption "USE OF PROCEEDS" in the Prospectus will not be, an "INVESTMENT COMPANY" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act;

     (x) except as described in each of the Disclosure Package and the Prospectus, the Company and each of the Significant Subsidiaries has good and marketable title to all property (real and personal) described in the Disclosure Package and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, or subject only to liens, claims, security interests or other encumbrances that do not individually or in the aggregate materially affect the value of such property or materially interfere with the use made of such property by the Company and the Significant Subsidiaries; all the property described in the Disclosure Package and the Prospectus as being held under lease by the Company or a Significant Subsidiary is held thereby under valid, subsisting and enforceable leases except as would not reasonably be expected to result in a Material Adverse Effect;

     (y) the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "INTELLECTUAL PROPERTY") necessary for the conduct of the Company's business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted, except as would not be reasonably expected to

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result in a Material Adverse Effect. Except as set forth in the Disclosure
Package and the Prospectus, (a) to the Company's best knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (b) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (d) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others that the Company's business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, except for such threatened actions, suits, proceedings or claims which, if determined adversely to the Company, would not have a Material Adverse Effect, and the Company is unaware of any other fact which would form a reasonable basis for any such claim;

     (z) none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect on the Company; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the Company's "accumulated post retirement benefit obligations" (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company's most recently completed fiscal year; or (ii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect. For purposes of this paragraph, the term "PLAN" means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability;

     (aa) except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except, in each of the foregoing instances listed in this subsection (i), as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "ENVIRONMENTAL CLAIMS"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the best of the Company's knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more;

     (bb) all tax returns required to be filed by the Company and each of the Significant Subsidiaries have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith; the Company has made appropriate provisions in the applicable financial statements referred to in Section 4(u) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined;

     (cc) the Company and its subsidiaries are insured by what the Company reasonably considers to be recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for without subsequently obtaining substantially similar insurance coverage from an alternative provider. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect;

     (dd) neither the Company nor any of the Significant Subsidiaries has sustained since the date of the last quarterly financial statements included in the Disclosure Package any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not, individually or in the aggregate, have a Material Adverse Effect;

     (ee) except as otherwise disclosed in each of the Disclosure Package and the Prospectus, the Company has not sent or received any written communication regarding termination of any of the material contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company or, to the Company's knowledge, any other party to any such contract or agreement;

     (ff) no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus;

     (gg) the Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares; the Company acknowledges that the Placement Agents may engage in passive market making transactions in the Shares on the Nasdaq in accordance with Regulation M under the Exchange Act;

     (hh) except as otherwise disclosed in the Disclosure Package, (i) the Company believes that, as of December 31, 2005, its internal control over financial reporting as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended, was effective and (ii) the Company and each of the Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (ii) except as disclosed in the Disclosure Package and Prospectus or in any document incorporated by reference therein, since the end of the Company's most recent audited fiscal year, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company's internal control over financial reporting;

     (jj) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act); the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (the "SARBANES-OXLEY ACT"), and the statements contained in any such certification are complete and correct; and the Company and the Company's directors and officers, in their capacities as such, are and have been otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective;

     (kk) the Company is eligible to use Form S-3 pursuant to the standards for Form S-3 prior to October 21, 1992 and pursuant to the current standards for use of Form S-3;

     (ll) the Shares have been approved for quotation on the Nasdaq Global Market, subject only to official notice of issuance;

     (mm) there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Disclosure Package and the Prospectus; and

     (nn) nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

     In addition, any certificate signed by any officer of the Company or any of the Significant Subsidiaries and delivered to the Placement Agents or counsel for the Placement Agents in connection with the closing of the sale of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to the Placement Agents.

     Section 5. Certain Covenants of the Company. The Company hereby agrees:

     (a) to make available to the Placement Agents in New York City, from time to time to furnish to the Placement Agents, without charge, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement), including any documents incorporated or deemed incorporated by reference therein, and the Disclosure Package as the Placement Agents may reasonably request for the purposes contemplated by the Act;

     (b) until the time of purchase, to advise the Placement Agents promptly, confirming such advice in writing, of (i) any comments of, or requests by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or (ii) of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes; the Company shall use its reasonable best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use, and if the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its reasonable best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 5(c), will file an amendment to the Registration Statement or will file a new registration statement and use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable;

     (c) to advise the Placement Agents promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, to provide the Placement Agents and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Placement Agents shall reasonably object unless advised by counsel that the filing of such amendment or supplement is required by law;

     (d) until the time of purchase, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act;

     (e) if, until the time of purchase, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if, in the opinion of counsel for the Placement Agents, it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of counsel for the Placement Agents it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Placement Agents of any such event or condition and (ii) promptly prepare (subject to Section 5(c) and 5(f) hereof), file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Placement Agents and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law;

     (f) not to make, unless it obtains the prior written consent of the Placement Agents which consent shall not be unreasonably withheld, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "FREE WRITING PROSPECTUS" (as defined in Rule 405 of the Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act. Any such free writing prospectus consented to by the Placement Agents is hereinafter referred to as a "PERMITTED FREE WRITING PROSPECTUS." The Company agrees that it
(i) will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) will comply with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus authorized by the Company, including in respect of timely filing with the Commission, legending and recordkeeping;

     (g) the Company shall cooperate with the Placement Agents and counsel for the Placement Agents to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions in which the Shares are offered or sold, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares; the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject; the Company will advise the Placement Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment;

     (h) the Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "USE OF PROCEEDS" in the Disclosure Package and the Prospectus;

     (i) to make generally available to its security holders and the Placement Agents an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act);

     (j) to comply with all the undertakings contained in the Registration Statement;

     (k) during the period commencing on the date hereof and ending on the 15th business day following the date of the Prospectus Supplement, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole reasonable discretion of

BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "PUT EQUIVALENT POSITION" or liquidate or decrease a "CALL EQUIVALENT POSITION" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock or other equity securities of the Company, options or warrants to acquire shares of the Common Stock or other equity securities of the Company or securities exchangeable or exercisable for or convertible into shares of Common Stock or other equity securities of the Company (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options (i) pursuant to contractual obligations of the Company in effect as of the date of this Agreement and disclosed to the Placement Agents or their counsel or disclosed in the Registration Statement, the Disclosure Package and the Prospectus prior to the date hereof; (ii) on a pro rata basis to all holders of a class of outstanding equity securities of the Company; (iii) pursuant to employee benefit or purchase plans in effect as of the date of this Agreement; (iv) to Azimuth in accordance with the Azimuth Equity Agreement; (v) pursuant to any corporate strategic development or similar transaction and (vi) pursuant to any merger or acquisition transaction approved by the Company's board of directors;

     (l) to, on or before 8:30 a.m., New York time, (i) on the first business day following execution of this Agreement, issue a press release reasonably acceptable to the Placement Agents disclosing all material terms of the transactions contemplated hereby, and (ii) on the first business day following execution of this Agreement, file a Current Report on Form 8-K with the Commission (the "8-K FILING") describing the terms of the transactions contemplated by this Agreement and the Purchase Agreement and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Purchase Agreement, in the form required by the Exchange Act;

     (m) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

     (n) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Placement Agents promptly and, if requested by the Placement Agents, will confirm such advice in writing, when such post-effective amendment has become effective;

     (o) until the time of purchase, to comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act;

     (p) it shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act; and

     (q) it will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

     Section 6. Reimbursement of Placement Agents' Expenses. If this Agreement is terminated by the Placement Agents pursuant to Section 8(x) or 8(y)(ii), or if the sale to the Investors of the Shares at the time of purchase is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company shall reimburse the Placement Agents, severally, upon demand for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

     Section 7. Conditions of Placement Agents' Obligations. The obligations of the Placement Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 4 hereof as of the date hereof and at the time of purchase as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) The Company shall furnish to the Placement Agents at the time of purchase the favorable opinion of (i) outside counsel for the Company addressed to the Placement Agents, and dated the time of purchase, in form and substance satisfactory to King & Spalding LLP, counsel for the Placement Agents, in the form set forth in Exhibit D and (ii) in-house counsel for the Company addressed to the Placement Agents, and dated the time of purchase, in form and substance satisfactory to King & Spalding LLP, in the form set forth in Exhibit E;

     (b) The Placement Agents shall have received from Ernst & Young LLP, independent public accountants for the Company, letters dated, respectively, the date of this Agreement and the time of purchase, and addressed to the Placement Agents in the forms heretofore approved by the Placement Agents;

     (c) On or prior to the date hereof, the Company shall have furnished to the Placement Agents an agreement in the form of Exhibit C hereto from each director and executive officer of the Company, and such agreement shall be in full force and effect at the time of purchase;

     (d) The Placement Agents shall have received at the time of purchase an opinion of King & Spalding LLP, counsel for the Placement Agents, dated the time of purchase, in form and substance reasonably satisfactory to the Placement Agents, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of delivering such opinion;

     (e) Prior to the time of purchase, no Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which the Placement Agents reasonably objects in writing;

     (f) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act before 5:30 P.M. New York City time by no later than the second full business day after the date of this Agreement;

     (g) All material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

     (h) Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Disclosure Package and Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

     (i) Between the time of execution of this Agreement and the time of purchase, (i) in the judgment of the Placement Agents, there shall not have occurred any Material Adverse Change; (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (b) of this Section 7 which is, in the sole judgment of the Placement Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement and the Prospectus;

     (j) The Shares shall have been authorized for quotation on Nasdaq and satisfactory evidence of such actions shall have been provided to the Placement Agents; and

     (k) The Company will, at the time of purchase, deliver to the Placement Agents a certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and its Chief Financial Officer or Chief Accounting Officer to the effect that the signers of such certificate have reviewed the Registration Statement, the Prospectus and any amendment or supplement thereto, the Disclosure Package and each Issuer Free Writing Prospectus, to the effect set forth in subsection (h) of this Section 7, and further to the effect that:

          (i) for the period from and after the date of this Agreement until the time of purchase, there has not occurred any Material Adverse Change;

          (ii) the representations, warranties and covenants of the Company set forth in Section 4 of this Agreement are true and correct on and as of the time of purchase with the same force and effect as though expressly made on and as of such time of purchase; and

          (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the time of purchase.

     Section 8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

     The obligations of the Placement Agents hereunder shall be subject to termination in the absolute discretion of the Placement Agents if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has been any material adverse change in the business, properties, prospects, operations management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the Placement Agents' reasonable judgment, make it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (y) since the Execution Time, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the American Stock Exchange, the New York Stock Exchange or Nasdaq or minimum or maximum prices shall have been generally established on any of such exchanges by the Commission or the NASD; (ii) a suspension or material limitation in trading in the Company's securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or significant escalation of hostilities or acts of terrorism involving the United States, or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Placement Agents' judgment makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

     If the Placement Agents elect to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly in writing.

     If the sale of the Shares, as contemplated by this Agreement, is not carried out for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6, 9 and 13 hereof), and the Placement Agents shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof). Under such circumstances, the Engagement Letter shall remain in full force and effect in accordance with its terms.

     Section 9. Indemnification; Contribution

     (a) The Company agrees (i) to indemnify, defend and hold harmless each Placement Agent, Lazard Freres & Co. LLC and each of their directors, officers, employees and agents, and each person, if any, who controls such Placement Agent or Lazard Freres & Co. LLC within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (or actions in respect thereof as contemplated below) which such Placement Agent, Lazard Freres & Co. LLC or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof as contemplated below) arises out of or is based (A) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein, (B) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law, (C) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (D) upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (E) in whole or in part upon any act or failure to act or alleged act or failure to act by such Placement Agent in reliance upon
(A), (B), (C) or (D), and in connection with or relating in any manner to the Shares or the offering contemplated hereby, provided that the Company shall not be liable under this clause (E) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted primarily from any such acts or failures to act undertaken or omitted to be taken by such Placement Agent through its bad faith or willful misconduct; and (ii) to reimburse each Placement Agent, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by such Placement Agent) as such expenses are reasonably incurred by such Placement Agent, Lazard Freres & Co. LLC or their officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agents expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Each of the Placement Agents agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Placement Agents expressly for use therein; and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Placement Agents have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the penultimate paragraph of the Prospectus Supplement under the caption "PLAN OF DISTRIBUTION" concerning stabilization.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 11(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (e) If the indemnification provided for in Section 9(a) or (b), as applicable, is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, from the placement of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, in connection with the statements or omissions contained in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, in connection with the placement of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the placement of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total compensation received by the Placement Agents bear to the aggregate proceeds from the placement of the Shares. The relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Placement Agents, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9(e).

     (f) Notwithstanding the provisions of Section 9(e), no Placement Agent shall be required to contribute any amount in excess of the compensation received by such Placement Agent in connection with the placement contemplated by this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents' obligations to contribute pursuant to Section 9(e) are several, and not joint, in proportion to their respective percentage allocations of the compensation payable by the Company pursuant to Section 1 hereof. For purposes of Section 9(e), each director, officer, employee and agent of a Placement Agent and each person, if any, who controls a Placement Agent within the meaning of the Act or the Exchange Act shall have the same rights to contribution as such Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the Company.

     Section 10. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) it is a sophisticated business enterprise with competent internal financial advisors and legal counsel, and the Company has retained the Placement Agents for the limited purposes set forth in this Agreement; (ii) the placement of the Shares pursuant to this Agreement, including the determination of commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the Placement Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Agreement; (iii) in connection with each transaction contemplated hereby and the process leading to such transaction, each of the Placement Agents is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company or its respective officers, directors, partners, affiliates, stockholders, creditors or employees or any other party; (iv) the Placement Agents have not assumed nor will they assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether either of the Placement Agents or Lazard Freres & Co. LLC has advised or is currently advising the Company on other matters) and neither of the Placement Agents has an obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (v) the Placement Agents and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Placement Agents have no obligation to disclose any such interests by virtue of any advisory or fiduciary relationship; and (vi) the Placement Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Placement Agents and Lazard Freres & Co. LLC, on the other, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agents with respect to any breach or alleged breach of fiduciary duty.

     Section 11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Placement Agents, shall be sufficient in all respects if delivered or sent to Banc of America Securities LLC, 9 West 57th Street, 29th Floor, New York, New York 10019, Attention: General Counsel, with copies to King & Spalding LLP, 1185 Avenue of the Americas, New York, NY 10036, Attention: Christopher C. Paci, Esq., and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Lexicon Genetics Incorporated, 8800 Technology Forest Place, The Woodlands, TX 77381-1160,
Attention: Chief Financial Officer and General Counsel with copies to Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin Street, Houston, Texas 77002,
Attention: David P. Oelman, Esq.

     Section 12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("CLAIM"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of the Placement Agents, the officers or employees of the Placement Agents, or any person controlling the Placement Agents, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement

     Section 14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agents and the Company and to the extent provided in Section 8 hereof any person or entity entitled to indemnification thereunder, and their respective successors, assigns, heirs, personal representatives and executors and administrators. This Agreement shall also inure to the benefit of Lazard Freres & Co. LLC and its successors, assigns and personal representatives, which shall be third party beneficiaries hereof. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Placement Agents) shall acquire or have any right under or by virtue of this Agreement.

     Section 15. Counterparts. This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties.

     Section 16. Successors and Assigns. This Agreement shall be binding upon the Placement Agents and the Company and their successors and assigns and any successor or assign of the Company's and the Placement Agents' respective businesses and/or assets.

     If the foregoing correctly sets forth the understanding among the Company and the Placement Agents, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company and the Placement Agents.

Very truly yours,

LEXICON GENETICS INCORPORATED


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


Accepted and agreed to as of the date first above written, on behalf of itself,

BANC OF AMERICA SECURITIES LLC


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


LAZARD CAPITAL MARKETS LLC


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                      SCHEDULE A

                                  SUBSIDIARIES

Lexicon Pharmaceuticals (New Jersey), Inc. (Significant Subsidiary) Lex-Gen Woodlands GP, LLC
Lex-Gen (Delaware), LLC (Significant Subsidiary)
Lex-Gen Woodlands, L.P. (Significant Subsidiary)
Lexicon Celtic Limited


                                    Sch. A-1

                                                                      SCHEDULE B

Total number of Shares being offered: 10,582,011 Shares
Offering price: $3.78 per Share
Placement agency fees: $0.2268 per Share
Dilution in net tangible book value to new investors: $2.80 per Share


                                    Sch. B-1

                                                                       EXHIBIT A

                        ISSUER FREE WRITING PROSPECTUSES

                                      None.

                                                                       EXHIBIT B

                           FORM OF PURCHASE AGREEMENT

                                 [SEE ATTACHED]

                                                                       EXHIBIT C

                            FORM OF LOCK-UP AGREEMENT

                                                                October __, 2006

Banc of America Securities LLC
as Placement Agent
9 West 57th Street
New York, NY 10019

Lazard Capital Markets LLC
as Placement Agent
30 Rockefeller Plaza
New York, NY 10020

Re:  Lexicon Genetics Incorporated (the "COMPANY")

Ladies and Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("COMMON STOCK") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out an offering of Common Stock (the "OFFERING") for which you will act as the placement agents (the "PLACEMENT AGENTS") pursuant to a placement agency agreement (the "PLACEMENT AGENCY AGREEMENT"). The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into placement arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of Banc of America Securities LLC ("BAS") on behalf of the Placement Agents (which consent may be withheld in its sole reasonable discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing) of a registration statement (except for a registration statement on Form S-8) with the Securities and Exchange

Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 15 business days after the date of the Prospectus Supplement relating to the Offering (the "LOCK-UP PERIOD"). In addition, the undersigned agrees that, without the prior written consent of BAS on behalf of the Placement Agents, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

     It is understood that if the Company advises the Placement Agents in writing that it does not intend to proceed with the Offering, or if either the Company or the Placement Agents shall advise the other party in writing that the Offering has been terminated, then the undersigned will be released from its obligations under this agreement.

     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

-------------------------------------
Printed Name of Holder


By:
    ---------------------------------
Signature

                                                                       EXHIBIT D

                   OPINION OF OUTSIDE COUNSEL FOR THE COMPANY

     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus;

     (ii) the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas;

     (iii) the Placement Agency Agreement has been duly authorized, executed and delivered by the Company;

     (iv) the Company has an authorized capitalization as set forth in each of the Disclosure Package and the Prospectus; the authorized capital stock of the Company, including the Shares, conforms to the description thereof contained in each of the Disclosure Package and the Prospectus; the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable;

     (v) each of Lexicon Pharmaceuticals (New Jersey), Inc., Lex-Gen (Delaware), LLC and Lex-Gen Woodlands, L.P. (collectively, the "Subsidiaries") has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the State of Delaware, has corporate or other power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; Lexicon Pharmaceuticals (New Jersey), Inc. is duly qualified as a foreign corporation to transact business and is in good standing in the State of New Jersey; each of Lex-Gen (Delaware), LLC and Lex-Gen Woodlands, L.P. is duly qualified as a foreign limited liability company or limited partnership, as the case may be, to transact business and is in good standing in the State of Texas;

     (vi) all of the issued and outstanding capital stock or other equity interests of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the knowledge of such counsel, any pending or threatened claim;

     (vii) (A) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; and (B) the documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion);

     (viii) the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

     (ix) no approval, authorization, consent or order of or filing with any court or governmental authority or agency, is required by the Company in connection with the consummation by the Company of the transactions contemplated hereby (other than such consents, approvals, authorizations, orders and qualifications as have been obtained under the Act and except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Placement Agents);

     (x) the execution, delivery and performance by the Company of its obligations under the Placement Agency Agreement (other than performance by the Company of its obligations under the indemnification section of the Placement Agency Agreement, as to which no opinion need be rendered) (i) will not result in any violation of the provisions of the charter or by-laws or other organizational documents of the Company or any of the Subsidiaries; (ii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the Company's Common Stock Purchase Agreement, dated June 12, 2006, between the Company and Azimuth Opportunity Ltd., (B) the Loan and Security Agreement, dated April 21, 2004, between Lex-Gen Woodlands, L.P. and iStar Financial Inc., or (C) the Note Agreement, dated December 17, 2002 and amended November 30, 2005, between the Company and Genentech, Inc.; or (iii) will not result in any violation of any United States federal, New York or Texas statute, law or rule, which in our experience is normally applicable to transactions of the type contemplated by the Purchase Agreement or the General Corporation Law of the State of Delaware ("DGCL"), or, to our knowledge, any judgment, regulation, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties;

     (xi) the Company is not, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption "Use of Proceeds" in the prospectus will not be an "investment company" as such term is defined in the Investment Company Act;

     (xii) those statements in the Prospectus under the captions "Description of Capital Stock" and "Plan of Distribution," insofar as such statements of law, summaries of legal matters or legal proceedings, or legal conclusions, have been reviewed by such counsel and accurately and fairly present in all material respects the information required to be shown;

     (xiii) no person has the right, pursuant to the Company's certificate of incorporation or bylaws or the express terms of any Reviewed Document, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise other than such rights as have been duly satisfied or waived;

     (xiv) in addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the Placement Agents at which the contents of the Registration Statement, the Disclosure Package and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, on the basis of the foregoing nothing has come to the attention of such counsel that causes such counsel to believe that (i) either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package at the Execution Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, at the Execution Time and at the time of purchase, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement, the Disclosure Package, the Prospectus or the Basic Prospectus); and

     (xv) in rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the New York Corporation Law or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated as of the time of purchase, as the case may be, shall be satisfactory in form and substance to the Placement Agents, shall expressly state that the Placement Agents may rely on such opinion as if it were addressed to them and shall be furnished to the Placement Agents) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Placement Agents; provided, however, that such counsel shall further state that they believe that they and the Placement Agents are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT E

                           OPINION OF IN-HOUSE COUNSEL

     (i) no stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the knowledge of such counsel, otherwise;

     (ii) to such counsel's knowledge, there are no legal or governmental actions, suits, claims, investigations or proceedings pending to which the Company or any of the Significant Subsidiaries is a party or to which any of their respective properties is subject at law or in equity, before or by any court or governmental agency or body which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not so described;

     (iii) those statements in the Prospectus under the captions "Alliances, Collaborations and Licenses", "Patents and Proprietary Rights" and "Governmental Regulation", insofar as such statements are statements of law, summaries of legal matters or legal proceedings, or legal conclusions, have been reviewed by such counsel and accurately and fairly present in all material respects the information required to be shown;

     (iv) the Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect; and

     (v) in addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Placement Agents at which the contents of the Registration Statement, the Disclosure Package and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, on the basis of the foregoing nothing has come to the attention of such counsel that causes such counsel to believe that (i) either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package at the Execution Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, at the Execution Time and at the time of purchase, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement, the Disclosure Package, the Prospectus or the Basic Prospectus).

     (vi) In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the New York Corporation Law or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated as of the time of purchase, as the case may be, shall be satisfactory in form and substance to the Placement Agents, shall expressly state that the Placement Agents may rely on such opinion as if it were addressed to them and shall be furnished to the Placement Agents) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Placement Agents; provided, however, that such counsel shall further state that they believe that they and the Placement Agents are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.


                                       E-2